EXHIBIT 23.2



                               STAN J.H. LEE, CPA

              2160 North Central Rd Suite 203 O Fort Lee O NJ 07024
                      794 Broadway O Chula Vista O CA 91910
               619-623-7799 O Fax 619-564-3408 O stan2u@gmail.com




To Whom It May Concern:



  CONSENT OF STAN J.H. LEE, CPA, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



         We consent to the use, in the registration statement on Form S-1 of Environmental Service Professionals, Inc., a Nevada corporation of our report dually dated February 23, 2007 on our audit of the financial statements of Environmental Service Professionals, Inc., a Nevada corporation as of December 31, 2007 and the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 2007, and the reference to us under the caption "Experts."

Very truly yours,


/s/ Stan J.H. Lee, CPA
--------------------------
Stan J.H. Lee, CPA

June 16, 2008
Chula Vista, CA  91910













         Registered with the Public Company Accounting Oversight Board